LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the "Agreement") is entered into as of December 15, 2014 (the "Effective Date") by and between 3rd ROCK COMMUNICATIONS, INC, a Delaware corporation ("Licensor") and FINTECH Investments, Inc. a Delaware corporation ("Licensee").

WHEREAS, Licensor wishes to license the Licensed Software (hereinafter defined) to Licensee and Licensee wishes to license the Licensed Software from Licensor on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree as follows:

SECTION 1. LICENSE

1.1 License Grant. Licensor hereby grants to Licensee a non-exclusive license, subject to the conditions set forth herein, to the Licensed Software. The term "Licensed Software" means the software described on Exhibit "A" attached hereto together with any written systems information provided to Licensee by Licensor on or about the date of this Agreement. Subject to the terms of this Agreement, including, without limitation, the restrictions set forth in Section 1.4 below, Licensee shall be permitted to use the Licensed Software for any legal business purpose.

1.2 No Implied License. Licensee acknowledges and agrees that this Agreement in no way shall be construed to provide to Licensee an express or implied license to any intellectual property rights of Licensor, including without limitation, rights related to patent, copyright or trade secrets. All rights and title to the Licensed Software and all related intellectual property rights remain vested in Licensor except for the rights expressly granted to Licensee in this Agreement.

1.3 Term. The term of this License Agreement (the "Term") shall commence the date first written above (the "License Commencement Date") and continue through April 30, 2043 unless terminated pursuant to the terms of this Agreement.

1.4 Compliance with Laws. Licensee shall not use the Licensed Software in connection with or in furtherance of any activities in violation of any foreign or domestic law, rule, regulation or government requirement applicable to Licensee or any sublicensee permitted hereunder. Without limiting the foregoing, Licensee shall comply with all applicable federal, state or local law or regulation governing the disclosure of personally identifiable information of individuals, including, without limitation the Federal Trade Commission Act, the Fair Credit Reporting Act, as amended, the Gramm-Leach-Bliley Act, the Electronic Funds Transfer Act and Regulation E as applicable in the United States of America, and the *Ley Federal de Protección de Datos Personales en Posesión de los Particulares* (Personal Data Protection Law) and the *Reglamento*

(Regulations) thereof, and any other applicable guidelines, rules, and criteria related thereto, as applicable in the United Mexican States.

SECTION 2. LICENSE FEES

Licensee shall pay to Licensor a license fee for the Licensed Software in the amount of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (the "License Fees") and a revenue sharing ("Revenue Share"). The License Fees and Revenue Share shall be payable in accordance with the following:

a. License Fee shall be payable commencing 30 days following the earlier of the first commercial transaction conducted by Licensee or December 31, 2015 (the "Go Live Date") the Purchaser shall make the following payments:
    i. Initial Payment $75,000 due on or before Go-Live Date
    ii. 2nd Payment $75,000 Due 90 days following Go Live Date
    iii. 3rd Payment $75,000 Due 120 days following Go Live Date
    iv. 4th Payment $75,000 Due 150 days following Go Live Date
    v. 5th Payment $100,000 Due 180 days following Go-Live Date
    vi. Final Payment $100,000 Due 210 days following Go-Live Date

and

i) Revenue Share: Licensee further agrees to pay to Licensor an amount equal to 30% of the Adjusted Gross Revenue derived by Licensee from any and all exploitation of the Licensed Software. Further, it is agreed that all Revenue Share due Licensee shall be payable within 20 calendar days following the closing of each calendar or accounting month in which said Revenue Share was earned throughout the Term.

Note:

The Parties mutually agree that Revenue Share shall be calculated as follows:

"Adjusted Gross Revenue shall mean any and all Gross Revenue less only unaffiliated actual third party payments or deductions and/or reasonable and customary accruals for losses directly and solely related to the exploitation of the Licensed Software.

Furthermore the Parties agree that any License Fees and/or Revenue Share not paid when due shall bear interest until paid at the highest applicable lawful rate.

SECTION 3. TAXES

Licensee shall be responsible for any sales, use or similar taxes, if any, which may be imposed with respect to the Licensed Software or this Agreement.

SECTION 4. ACCEPTANCE

Licensee acknowledges that Licensor has delivered to Licensee the Licensed Software.

SECTION 5. NO WARRANTIES; PROPRIETARY RIGHTS AND INDEMNITY

5.1 NO WARRANTY. THERE ARE NO WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, THE LICENSED SOFTWARE OR ANY HARDWARE, SERVICES OR GOODS PROVIDED OR TO BE PROVIDED TO LICENSEE IN CONNECTION WITH THE LICENSED SOFTWARE, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION. Licensor will not provide any maintenance, support, updates, repairs or documentation in connection with the Licensed Software. Licensee represents that it accepts sole responsibility for (a) the selection of the Licensed Software to achieve Licensee's intended results, (b) its use, and (c) the results obtained from the Licensed Software. Under no circumstances shall Licensor be liable for any loss, cost, expense or damage to Licensee, under the terms and conditions set forth in this Section or any other Section of this Agreement. Licensor shall not be liable for indirect, incidental, punitive, exemplary, special or consequential damages of any kind whatsoever. Licensee shall not assert any claims against Licensor based upon theories of negligence, gross negligence, strict liability, fraud or misrepresentation and Licensee shall indemnify, hold harmless and defend Licensor against any claim, demand, loss or action resulting from Licensee's use of the Licensed Software.

5.2 Proprietary Rights. Licensee agrees and acknowledges that (a) the Licensed Software is the property of Licensor and remains so even after delivery to Licensee, (b) the Licensed Software is confidential and constitutes proprietary trade secrets of Licensor, protected by law, and of substantial value to Licensor, and its use and disclosure must be carefully and continuously controlled, and (c) the Licensed Software is protected by the copyright law of the United States. Licensee shall keep the Licensed Software free and clear of all claims, liens and encumbrances. Licensee shall not, directly or indirectly, or permit others to remove any copyright or other notice contained or included in any material provided by Licensor. Licensee shall notify Licensor immediately of any unauthorized possession, use or knowledge of any item supplied to Licensee pursuant to this Agreement. Licensee shall not disclose or grant access to the Licensed Software to any party other than Licensee's employees, agents, contractors or representatives who agree to comply with the terms of this Agreement. Licensee shall not challenge Licensor's rights in and to the Licensed Software, including, but not limited to, any copyrights in the Licensed Software. In the event Licensee breaches or attempts to breach any of the provisions of this Section, Licensor shall have the right, in addition to such other remedies that may be available to it, to injunctive relief enjoining such breach or attempt to breach, it being acknowledged that legal remedies are inadequate. The provisions of this Section shall survive the termination or expiration of this Agreement.

5.3 Indemnification. Licensee shall defend, indemnify and hold harmless the Licensor and its affiliates and their respective subsidiaries, shareholders, members, affiliates, officers, managers,

directors, employees, agents, successors and assigns (Licensor and such persons and entities, collectively, "Indemnified Party"), and shall reimburse Indemnified Party, for, from and against each and every demand, claim, loss, liability, judgment, damage, lien, fine, penalty, action, cost and expense (including, without limitation, reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, the "Losses") imposed on or incurred by Indemnified Party, directly or indirectly, relating to, resulting from, or arising out of this Agreement, Licensee's use of the Licensed Software or any other act or omission of Licensee including, without limitation, those that may result from any Modifications.

5.4. Modifications. Licensee may at its sole costs and in its sole discretion reverse engineer the Licensed Software and develop Licensee's own adaptations, modifications or developments (hereinafter referred to as "Modifications") to the Licensed Software. It is agreed that Licensor shall not have any rights to the Modifications.

SECTION 6. DEFAULT

Licensor may terminate this Agreement immediately upon the occurrence of a default by Licensee. Events of default include, but are not limited to: (a) Licensee's failure to pay any amount due to Licensor within ten (10) days after written notice to Licensee that payment is delinquent and (b) the breach by Licensee of any of the terms or conditions of this Agreement. Upon such a termination, or if the License is terminated for any reason whatsoever, Licensee shall immediately return the Licensed Software to Licensor and destroy all electronic copies thereof, together with any other items supplied by Licensor to Licensee pursuant to this Agreement. Termination of this Agreement is in addition to any other remedies available to Licensor at law or in equity.

SECTION 7. GENERAL

7.1 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS. All obligations of Licensor and Licensee are performable in Cook County, Illinois.

7.2 Export Controls. Unless permitted by U.S. regulation or Export License, Licensee will not export or re-export the Licensed Software, or the direct product thereof to (a) any country (or nationals thereof) in Country Group E of the Export Administration Regulations of the Department of Commerce (see http://www.BIS.doc.gov) or any other country subject to sanctions administered by the Office of Foreign Asset Control (see http://www.treas.gov/ofac/); or (b) any non-civil (i.e. military) end-users or for any non-civil end-uses in any country (or nationals thereof) in Country Group D:1 of the Export Administration Regulations, as the same may be revised from time to time. More specific certifications may be required for strong encryption products. This provision shall survive any termination or expiration of this Agreement.

7.3 Notices. All notices and other communications given pursuant to this Agreement shall be in writing and shall either be delivered in person to the intended addressee, or sent by an internationally reputable overnight courier for next business day delivery, and addressed as set

forth in this Section. Notice delivered via an internationally reputable overnight courier for next business day delivery shall become effective one (1) business day after delivery to the overnight courier; notice given in any other manner shall be effective only upon receipt by the intended addressee (with such receipt being confirmed by the recipient or by a reliable independent source). For the purposes of notice, the address of Licensor and Licensee shall be the address recited on the signature page hereof. Each party shall have the continuing right to change its address for notice hereunder by delivering fifteen (15) days prior written notice thereof to the other party in accordance with this Section.

7.4 No Waiver. Provisions of this Agreement may not be waived orally or impliedly, but only by the party entitled to the benefit of the provision evidencing the waiver in writing. No waiver by either party of any provision of this Agreement or of any breach by the other party of any obligation hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by the other party of the same or any other provision hereof.

7.5 Assignment by Licensee. Licensee may not under any circumstances transfer, assign, sell, rent or sublicense the Licensed Software without the prior written consent of Licensor. In the event of any Licensor permitted assignment or sub-license, Licensee shall be responsible for any breach of the terms of this Agreement by any such sub-licensee to the same extent as if such breach had been caused by Licensee.

7.6 Entire Agreement. This Agreement constitutes the entire agreement between Licensor and Licensee relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated. This Agreement may be amended only by a written document duly executed by Licensor and Licensee, and any alleged amendment which is not so documented shall not be effective as to either party. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors and assigns; provided, however, that this Section shall not negate, diminish or alter the restrictions on assignment or sublicensing set forth elsewhere in this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one instrument.

7.7 Severability. This Agreement is intended to be performed in accordance with and only to the extent permitted by all applicable legal requirements. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision is not a part hereof, and the remaining provisions hereof shall remain in full force and effect. In lieu of any illegal, invalid or unenforceable provision herein, there shall be added automatically as a part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

7.8 No Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the parties hereto, and not for the benefit of any other person, persons, or legal entities.

7.9 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any relief to which it may be entitled.

7.10 Authority. Licensee and Licensor each represents and warrants to the other that it has full right, power and authority to execute, deliver and perform this Agreement, that the person executing this Agreement on its behalf has full right, power and authority to bind to the terms of this Agreement without obtaining the consent of any other party and that all necessary action has been taken to duly authorize its execution, delivery and performance of this Agreement.

7.11 Notice.

Notice under this Agreement shall be in writing and any written notice from one party to the other required by this Agreement shall be deemed made on the 2 working days after mailing if sent by 2nd day courier and addressed to the address specified below. Written notice sent by any other means shall be deemed made on the date it is received by the party to whom it is directed. Notice sent by facsimile or by electronic mail shall be deemed "written notice" as contemplated by this Agreement. However, this requirement shall not preclude copies of written notice also being forwarded to the other party by electronic mail and/or fax.

The mailing addresses of the parties are as follows:

FINTECH INVESTMENTS, INC
427 S. Clementine Street
Oceanside, California 92054

3RD ROCK Communications, Inc.
427 S. Clementine Street
Oceanside, California 92054

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

LICENSOR:

3rd ROCK COMMUNICATIONS, INC, a Delaware corporation

By: [signature]
Gary Larkin, President & CEO

LICENSEE:

FINTECH Investments, Inc.
a Nevada corporation

By: [signature]
Teresa M Larkin, CEO

FIRST AMMENDMENT TO LICENSE AGREEMENT

THIS FIRST AMMENDMENT to the LICENSE AGREEMENT (the "FIRST AMMENDEMENT ") is entered into as of December 15, 2015 (the "Effective Date") by and between 3rd ROCK COMMUNICATIONS, INC, a Delaware corporation ("Licensor") and FINTECH Investments, Inc. a Delaware corporation ("Licensee").

WHEREAS, Licensor and Licensee have agreed to amend the Go Live Date as defined in SECTION 2. LICENSE FEES of the License Agreement entered into between the Parties dated December 15, 2014, Licensor and Licensee hereby agree as follows:

SECTION 2. LICENSE FEES

The Parties have agreed that the License Fee as defined in the Agreement shall be payable commencing 30 days following the earlier of the first commercial transaction conducted by Licensee or **December 31, 2016** modifying the prior "Go Live Date" (the "Amended Go Live Date") the Purchaser shall make the payments in accordance with the schedule as defined in the Agreement SECTION 2. LICENSE FEES.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

LICENSOR:	LICENSEE:
3rd ROCK COMMUNICATIONS, INC, a Delaware corporation	FINTECH Investments, Inc. a Delaware corporation
By: ______________	By: ______________
Gary Larkin, President & CEO	Teresa M Larkin CEO

SECOND AMMENDMENT TO LICENSE AGREEMENT

THIS FIRST AMMENDMENT to the LICENSE AGREEMENT (the "FIRST AMMENDEMENT ") is entered into as of December 15, 2016 (the "Effective Date") by and between 3rd ROCK COMMUNICATIONS, INC, a Delaware corporation ("Licensor") and FINTECH Investments, Inc. a Delaware corporation ("Licensee").

WHEREAS, Licensor and Licensee have agreed to amend the Go Live Date as defined in SECTION 2. LICENSE FEES of the License Agreement entered into between the Parties dated December 15, 2014, Licensor and Licensee hereby agree as follows:

SECTION 2. LICENSE FEES

The Parties have agreed that the License Fee as defined in the Agreement shall be payable commencing 30 days following the earlier of the first commercial transaction conducted by Licensee or **December 31, 2017** modifying the prior "Go Live Date" (the "Amended Go Live Date") the Purchaser shall make the payments in accordance with the schedule as defined in the Agreement SECTION 2. LICENSE FEES.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

LICENSOR:	LICENSEE:
3rd ROCK COMMUNICATIONS, INC, a Delaware corporation	FINTECH Investments, Inc. a Delaware corporation
By: ______________________	By: ______________________
Gary Larkin, President & CEO	Teresa M Larkin, CEO

THIRD AMENDMENT TO LICENSE AGREEMENT

This THIRD AMENDMENT to the License Agreement, dated as of December 15, 2014, as subsequently amended (the "License Agreement") is entered into as of February 15, 2018 (the "Effective Date) by and between 3rd Rock Communications Inc., a Delaware corporation ("Licensor") and Fintech Investments, Inc., a Delaware corporation ("Licensee"). Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the License Agreement.

SECTION 2 LICENSE FEES

Effective as of Effective Date, the obligation of the Licensee to pay the Revenue Share from the Adjusted Gross Revenues as reflected in Section a. 1) of the License Agreement is hereby cancelled and no longer of any force and effect. For the sake of clarity, the Licensee's obligation to continue paying the License Fee specified in sub-paragraph a. of the License Agreement shall continue in full force and effect.

Except as herein expressly amended, all other terms and conditions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

3RD COMMUNICATIONS INC.

By: /s/ Gary Larkin
Name:

FINTECH INVESTMENTS INC.

By: /s/ Gary Larkin
Name: